UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2008

Collexis Holdings, Inc. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)
001-33495 (Commission File Number)	20-0987069 (IRS Employer Identification No.)
1201 Main Street, Suite 980, Columbia, SC (Address of principal executive offices)	29201 (Zip Code)
(803) 727-1113 (Registrant’s telephone number, including area code)
n/a (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 2, 2008, Bernstein & Pinchuk LLP was dismissed as the independent registered public accounting firm of Collexis Holdings, Inc. (the registrant), effective immediately. The audit committee of our board of directors approved the dismissal.

We engaged Bernstein & Pinchuk as our independent registered public accounting firm on March 23, 2007. Bernstein & Pinchuk reported on our financial statements as of June 30, 2007 and 2006 and for the six months periods ended June 30, 2007 and 2006. Bernstein & Pinchuk’s report did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. Since March 23, 2007 through the dismissal on January 2, 2008, there were no disagreements between us and Bernstein & Pinchuk on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Bernstein & Pinchuk, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. There were no items described in Item 304(a)(1)(iv) of Regulation S-B to disclose during the period from March 23, 2007 through the dismissal on January 2, 2008.

We have made the contents of this current report on Form 8-K available to Bernstein & Pinchuk and requested it to furnish a letter to the SEC stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree. Bernstein & Pinchuk concurs with the statements made in this report. A copy of Bernstein & Pinchuk’s letter to the SEC is included as Exhibit 16.1 to this current report on Form 8-K.

On January 2, 2008, the audit committee of our board of directors engaged Elliott Davis, LLC as our new independent registered public accounting firm, effective immediately. We did not consult Elliott Davis regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

16.1	Letter from Bernstein & Pinchuk LLP on change in certifying accountant dated January 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEXIS HOLDINGS, INC.

Dated: January 7, 2008	By:	/s/ William D. Kirkland
William D. Kirkland Chief Executive Officer Chief Financial Officer